EXHIBIT 3.1.28
ADMITTED PARTNERS
OF BRANDYWINE OPERATING PARTNERSHIP, L.P.
AS OF DECEMBER 31, 2007
Jack R. Loew
Brandywine Holdings I, Inc.
Brandywine Realty Trust
R. Randle Scarborough
M. Sean Scarborough
Steven L. Shapiro
Robert K. Scarborough
Brookstone Investors, LLC
Brookstone Holdings of Delaware 4, LLC
Brookstone Holdings of Delaware 5, LLC
Brookstone Holdings of Delaware 6, LLC
John S. Trogner, Jr.
Ronalee B. Trogner
Arthur & Marion Eberstein
Calvin Axinn
Hirshman Family Trust
Trust UTW of Theodore Geffner
Gloria Kantor
Helen Geffner
Howard Kantor
Leo Guthart
Leonard Axinn
Donald E. Axinn
William H. Goodwin, Jr.
TRC Associates Limited Partnership
Michael V. Prentiss
Thomas F. August
August Family Investments, LTD.
Dennis J. DuBois
Prentiss Credit Shelter Trust
Steven A. Stattner
The F.M. (Bruce) Brusseau Trust
Newport National Corporation
Scott R. Brusseau
Jeffrey A. Brusseau
D. Kent Dahlke
Kenneth L. Hatfield
Michael G. Tombari
James J. Gorman
Christopher J. Knauer
The Jon Q. Reynolds and Ann S. Reynolds Family Trust
The David A. Brown Family Trust
The Revocable Trust Declaration of Thomas K. Terrill and Susan Jean Terrill
The Redford Family Trust
The Judith B. Brown 1992 Trust
The Peter M. Reynolds and Christina A. Reynolds Family Trust
C. Thomas Martz
Karen Leigh Brown
Tara Lynne Brown
Kristen Ann Brown
The Reynolds Family Partners
GENERAL PARTNER
Brandywine Realty Trust